Exhibit (c)(29)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee GP LLC Discussion Materials of the Board of Directors of Arkose August 20th, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Gol dman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a produ ct of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies name d herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solic itation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Conflicts Committee of Board of Directors of Arkose GP LLC (the “Committee"), the general partner of Arkose GP LP (the "Company"), in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company and the Committee, on the one hand, and Goldman Sachs, on the other hand. 2

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Review of Offers to Date Summary of Economic Terms Date Proposal Summary 4-Jun-2018 GP Proposal 1.60x Exchange Ratio (All equity) 20-Jul-2018 Revised GP Proposal 1.65x Exchange Ratio (All equity) 1.91x Exchange Ratio (1.71x + $3.84/unit cash) Response 12-Aug-2018 Revised GP Proposal 1.70x Exchange Ratio (All equity) 1.865x Exchange Ratio (1.71x + $3.00/unit cash) Response (In Person) 14-Aug-2018 Revised GP Proposal (In Person) 1.70x Exchange Ratio (1.5449 x + $3/unit cash) Note: All-in exchange ratios based on the exchange ratio equivalent to the cash component based on the price date referenced in the respective offers. 3 14-Aug-2018Revised Midstream / Upstream 25-Jul-2018Revised Midstream / Upstream 14-Jul-2018Midstream / Upstream Response1.96x Exchange Ratio (1.75x + $4/unit cash)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Summary of Key Terms and Conditions

INVESTMENT BANKING DIVISION

Description of Transactions

Midstream Transaction

- GP converts into Delaware C-Corp
- GP acquires all outstanding units of Midstream for a mix of cash and stock, issuing [1.5449x] shares and paying [$3.00 per unit] in cash, representing an aggregate exchange ratio of 1.70x as of 10-Aug-2018, the reference date used in prior negotiations
- Taxable transaction to Midstream unitholders
  - Basis step up, combined with the step-up from Series B transaction, expected to fully shield the pro forma company from cash taxes through 2021, with minimal (<$20mm) cash taxes in 2022 and substantial tax attributes remaining at the end of the forecast period
- Assumed that coverage ratio adjusted so that Midstream unitholders are made whole on an "All-In" Exchange Ratio basis through Q4 2019, pending approval by New AMGP board

Settlement of Series B Profit Interests in IDR LLC

- Series B units of IDR LLC exchanged at Transaction Announcement for 18.5mm shares of GP
- Conditioned on completion of the Midstream transaction

Proposed Shareholder / Unitholder Votes

- Majority of public unaffiliated shareholders of GP and Midstream to vote separately to approve transaction

Consideration to Midstream

	14-Aug Offers	
	GP	Midstream
Equity Exchange Ratio	1.5449 x	1.7100 x
(x) GP Share Price (10-Aug-2018)	$ 19.34	$ 19.34
Equity Value of Offer	$ 29.88	$ 33.07
(+) Cash Consideration Per Unit	3.00	3.00
Total Offer Value	$ 32.88	$ 36.07
"All In" Exchange Ratio[1]	1.7000 x	1.8651 x
Pro Forma Shares Outstanding		
GP Shares	186.2	186.2
Midstream Units	187.0	187.0
(+) Midstream LTIP	1.1	1.1
Midstream Fully Diluted Units	188.1	188.1
(x) Equity Exchange Ratio	1.5449 x	1.7100 x
Shares Issued to Midstream	290.6	321.7
GP Shares to Series B Unitholders	18.5	18.5
Pro Forma Shares Outstanding	495.3	526.4
Pro Forma Ownership		
GP Shareholders	37.6 %	35.4 %
Midstream Unitholders	58.7	61.1
Series B Unitholders	3.7	3.5

Source: Arkose Midstream and Arkose GP 2017 1Q 10-Qs and Bloomberg market data as of 16-Aug-2018

4

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Sources and Uses and Pro Forma Capitalization

INVESTMENT BANKING DIVISION

1.70 x Exchange Ratio to Midstream | 18.5mm Shares to Series B Unitholders

Sources		Uses	
Midstream			
Existing Balance Sheet Cash (Est. YE 2018)	$ 5	Purchase of Midstream Equity - Equity Consideration	$ 5,621
Issuance of New Debt to Fund Transaction[1]	577	Purchase of Midstream Equity - Cash Consideration	564
		Settlement of Series B Units	358
		Cash to Balance Sheet	5
GP		Transaction Expenses	13
Existing Balance Sheet Cash (Est. YE 2018)	$ 0		
Issuance of New Equity to Midstream	5,621		
Issuance of New Equity to Series B Unitholders	358		
Total Sources	$ 6,561	Total Uses	$ 6,561

Estimated Capitaliation at YE 2018

	Status Quo		Pro Forma	
	$	x LTM EBITDA	$	x LTM EBITDA
Consolidated Arkose Midstream (Midstream + GP)				
Cash	$ 5		$ 5	
RCF Borrowings	498		498	
Senior Notes	1,150		1,150	
New Debt to Fund Transaction	-		577	
Capitalization of Water Drop Down (2019E)	125		125	
Total Debt	$ 1,773	2.4 x	$ 2,350	3.2 x
Nebt Debt	1,768	2.4	2,345	3.2
Consolidated Liquidity Profile				
Consolidated Cash and Cash Equivalents	$ 5		$ 5	
(+) RCF Availability	1,500		1,500	
(-) RCF Borrowings (Assumes Cash Payment Funded by Revolver)	(498)		(1,075)	
Total Consolidated Liquidity	$ 1,007		$ 430	
LTM Adj. EBITDA (YE 2018)	$ 730			

Source: Arkose Projections, Arkose Midstream and Arkose GP 2Q2018 10-Qs, and Bloomberg market data as of 16-Aug-2018
Note: GP and AM prices as of 10-Aug-2018.
[1] Includes transaction expenses.

5

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary Impact of Cash Pool on Key Financial Metrics at New GP Management Base Case | Illustrative 1.700x All-in Exchange Ratio Net Leverage Breakeven Coverage1 2018 2019 2020 2021 2022 2019 2020 2021 2022 Free Cash Flow2 Financing Surplus / (Need)2 2019 2020 2021 2022 2019 2020 2021 2022 Status Quo 1.700 x Aggregate Exchange Ratio | $3 / Unit Cash Pool Source: Arkose Projections, Arkose Merger Model, and Bloomberg market data as of 16-Aug-2018 1 Based on total distributions assuming DPS set based off of Midstream S.Q. base case DPU divided by the all-in exchange ratio of 1.70x. 2 Assumes breakeven distributions paid. 6 $ 78 2.4 x 3.2 x $ 49 2.4 x $ 380 3.0 x $ 351 2.2 x 2.7 x $ 838 $ 809 2.1 x 2.5 x $ 1,134 2.0 x $ 1,090 2.3 x $(571) 1.31 x $(594) 1.28 x $(509) 1.17 x $(513) 1.20 x $(264) 1.11 x $(267) 1.19 x $(223) 1.05 x $(225) 1.14 x Guidance: 2.0 – 2.5x

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary Give Gets Analysis at Various Exchange Ratios Status Quo $ 23.15 $ 38.91 Status Quo $ 17.92 $ 30.96 P.F @ 1.700 x P.F @ 1.725 x P.F @ 1.750 x P.F @ 1.775 x P.F @ 1.800 x P.F @ 1.825 x P.F @ 1.850 x P.F @ 1.865 x P.F @ 1.700 x P.F @ 1.725 x P.F @ 1.750 x P.F @ 1.775 x P.F @ 1.800 x P.F @ 1.825 x P.F @ 1.850 x P.F @ 1.865 x $ 22.19 $ 21.97 $ 21.76 $ 21.55 $ 21.34 $ 21.14 $ 35.13 $ 34.79 $ 34.46 $ 34.14 $ 25.04 $ 24.81 $ 24.58 $ 24.35 $ 24.12 $ 23.90 $ 40.48 $ 40.11 $ 39.74 $ 39.36 $ 33.82 $ 33.51 $ 33.21 $ 33.03 $ 38.98 $ 38.62 $ 38.27 $ 38.07 $ 20.95 $ 20.83 $ 23.68 $ 23.56 P.F @ 1.700 x P.F @ 1.725 x P.F @ 1.750 x P.F @ 1.775 x P.F @ 1.800 x $ 21.55 $ 21.35 $ 21.16 $ 20.96 $ 20.77 $ 33.86 $ 33.56 $ 33.26 $ 32.96 $ 32.67 P.F @ 1.700 x P.F @ 1.725 x P.F @ 1.750 x P.F @ 1.775 x P.F @ 1.800 x $ 24.22 $ 24.02 $ 23.80 $ 23.59 $ 23.38 $ 39.14 $ 38.81 $ 38.46 $ 38.12 $ 37.77 Source: Arkose Projections and Bloomberg market data as of 16-Aug-2018 1 Low DDM values calculated using a 1.5% PGR and a 10% discount rate and high values calculated using a 3.0% PGR and a 8% discount rate. 2 Low value calculated as 2019E dividend capitalized at a 7.0% and 7.5 % for status quo and pro forma respectively. High value calculated as 2021E dividend capitalized at a 6.0% and 6.5% yield for status quo and pro forma respectively. Analysis assumes 9% cost of equity in both the status quo case and the pro forma case. 7 All Equity $3 / Unit Cash Pool Present Value of Future Share Price² Dividend Discount Model¹

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative GP / ($ in millions) Midstream Contribution Analysis Aggregate Exchange Ratio To Midstream¹ Arkose GP Common Shares IDR LLC Series B Midstream LP Unitholders Ratio of Cash Distributions FY 2018E $ 100 $ 7 $ 320 3.140 x FY 2019E 165 12 414 2.454 FY 2020E 249 20 533 2.097 FY 2021E 324 26 640 1.935 FY 2022E 413 34 767 1.819 1.700 x All In Exchange Ratio (All Equity) 1.700 x 1.800 x All In Exchange Ratio (All Equity) 1.800 1.865 x All In Exchange Ratio (All Equity) 1.865 Source: Arkose Projections 1 In the status quo case analysis, calculated assuming fixed 18.5mm shares issued to retire Series B units and exchange ratio t o Midstream required to set GP’s pro forma ownership equal to its portion of cash distributions. For New AMGP, represents proportional ownership based on an all-equity offer at a given exchange ratio. 8 New AMGP 33.5% 3.3% 63.2% 34.3% 3.4% 62.3% 35.5% 3.5% 61.0% 34.0% 2.8% 63.2% 32.7% 2.6% 64.6% 31.1% 2.4% 66.5% 27.9% 2.1% 70.0% 23.4% 1.6% 75.0 % Status Quo Cash Distributions to Equity (Midstream, IDR LLC, and GP)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream and GP Market Cap Based on 5-Trading Day VWAP & AMZ Mechanics | Since 01-Jun-2017 Index | Status Quo Series B Conversion 66% 64% 62% 62% 60% 60% 58% 56% 54% Jun-17 Aug-17 Oct-17 Dec-17 Mar-18 May-18 Aug-18 Absolute Price AMZ Indexed (26-Jan) Source: Bloomberg market data as of 16-Aug-2018 1 Based on weekly % change over the past two years. GP beta unavailable due to limited trading history. 9 Historical Midstream Beta to AMZ:1 1.15

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Historical Midstream and GP Market Cap

INVESTMENT BANKING DIVISION

Based on 5-Trading Day VWAP & AMZ Index | Status Quo Series B Conversion Mechanics | Since 01-Jun-2017

Exchange Ratio Required To Equal Percent of Total Status Quo Equity (Assuming 18.5mm Shares to Series B)

Midstream Perspective[1]


2.0000 x
1.8000 x
1.6000 x
1.4000 x
1.2000 x
1.0000 x
Jun-17
Aug-17
Oct-17
Dec-17
Mar-18
May-18
Aug-18
1.7938 x
1.6223 x

GP Perspective[2]


2.0000 x
1.8000 x
1.6000 x
1.4000 x
1.2000 x
1.0000 x
Jun-17
Aug-17
Oct-17
Dec-17
Mar-18
May-18
Aug-18
1.6015 x
1.4414 x
AMZ Indexed (26-Jan)
Absolute

Source: Bloomberg market data as of 16-Aug-2018

[1] *Defined as the exchange ratio that results in Midstream owning an percent of the pro forma company equivalent to their percentage of the observed market cap, with GP's shares plus the 18.5mm shares equivalent to GP's percentage of the observed market cap.* [2] *Defined as the exchange ratio that results in GP owning a percent of the pro forma company equivalent to its percentage of the observed market cap, with Midstream's units plus the portion of the 18.5mm shares issued to the Series B that is in excess of the market conversion mechanism of the Series B equivalent to GP's portion of the observed market cap. The portion of the 18.5mm units issued to the Series B that would also be issued based on the status quo mechanism is included in GP's ownership.*

10

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Analysis at Various Equity Pro Forma Arkose GP + Midstream Values Combined Market Cap - Current Value Approx. Combined Market Cap - Indexed Value Illustrative Equity Value Before Cash (-) Cash Consideration $ 9,272 (564) $ 9,500 (564) $ 9,750 (564) $ 10,000 (564) $ 10,250 (564) $ 10,500 (564) Implied Share Price / % Premium vs. Current Share Price ($18.72) 1.700 x 1.725 1.750 1.775 1.800 Implied Share Price + Pro Rata Cash Proceeds / % Premium vs. Current Unit Price ($30.28) 1.700 x 1.725 1.750 1.775 1.800 % Premium vs. 26-Jan-2018 Indexed Price ($31.06) 1.700 x 1.725 1.750 1.775 1.800 Source: Arkose Projections, Arkose Merger Model, and Bloomberg market data as of 16-Aug-2018 Note: Analysis assumes 18.5mm shares issued to Series B. 1 PV10 calculated based on midyear convention and discounted to 30-Jun-2018. PV10 of residual step up calculated from PWC/Arkose provided depreciation schedule for step up in tax basis assuming 1.75x exchange ratio and share/unit prices as of 16-Aug-2018; analysis assumes 25.3% tax rate. 2 Arkose status quo equity value based on combined Midstream diluted equity value, market implied Series B value, and GP equity value. Pro forma share count includes LTIP. 11 (3)% (1)% (2) (0) 2% 4% 7% 9% 2 5 7 10 (2) (1) (1) 0 3 6 8 11 1 4 6 9 11 2 4 7 9 12 All In Exchange Ratio $ 30.12 / (1)% $ 30.83 / 2% $ 31.61 / 4% $ 32.39 / 7% $ 33.17 / 10% $ 33.95 / 12% $ 30.30 / 0% $ 31.02 / 2% $ 31.80 / 5% $ 32.58 / 8% $ 33.37 / 10% $ 34.15 / 13% $ 30.48 / 1% $ 31.20 / 3% $ 31.99 / 6% $ 32.78 / 8% $ 33.56 / 11% $ 34.35 / 13% $ 30.65 / 1% $ 31.38 / 4% $ 32.17 / 6% $ 32.96 / 9% $ 33.76 / 11% $ 34.55 / 14% $ 30.82 / 2% $ 31.55 / 4% $ 32.35 / 7% $ 33.15 / 9% $ 33.95 / 12% $ 34.75 / 15 % All In Exchange Ratio Midstream Perspective $ 17.61 / (6)% $ 18.08 / (3)% $ 18.58 / (1)% $ 17.45 / (7)% $ 17.90 / (4)% $ 18.41 / (2)% $ 19.09 / 2% $ 19.59 / 5% $ 20.10 / 7% $ 18.91 / 1% $ 19.41 / 4% $ 19.91 / 6% $ 17.29 / (8)% $ 17.74 / (5)% $ 18.23 / (3)% $ 18.73 / 0% $ 17.13 / (9)% $ 17.57 / (6)% $ 18.07 / (3)% $ 18.56 / (1)% $ 16.97 / (9)% $ 17.41 / (7)% $ 17.90 / (4)% $ 18.39 / (2)% $ 19.23 / 3% $ 19.72 / 5% $ 19.05 / 2% $ 19.54 / 4% $ 18.87 / 1% $ 19.36 / 3 % All In Exchange Ratio GP Perspective Illustrative PF Equity Value² $ 8,708 $ 8,936 $ 9,186 $ 9,436 $ 9,686 $ 9,936 PV10 of 2019-2022 Cash Tax Savings: ~$289mm1 PV10 of Residual Step Up in Tax Basis at End of Forecast: $488mm1

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary Financial Impact All In Exchange Ratios | $3 / Unit Cash Pool | Mixed Election Unitholder Perspective 2019 2020 2021 2022 Total 2019 2020 2021 2022 Total 1.700 x 1.725 1.750 1.775 1.800 2019 2020 2021 2022 Total 2019 2020 2021 2022 Total 2019 2020 2021 2022 1.700 x 1.28 x 1.22 x 1.20 x 1.16 x 1.725 1.29 1.22 1.21 1.17 1.750 1.30 1.23 1.21 1.17 1.775 1.30 1.23 1.22 1.18 1.800 1.31 1.24 1.23 1.18 Source: Arkose Projections, Arkose Merger Model, and Bloomberg market data as of 16-Aug-2018 1 DPS accretion (dilution) based on constant coverage in ’20-22 and Midstream unitholders kept whole on an all-in exchange ratio basis in ’19 2 Breakeven coverage calculated as the coverage ratio required to keep Midstream unitholders’ cash distributions whole on an all-in exchange ratio basis. 12 Status Quo Coverage1.31 x1.17 x1.11 x1.05 x (7)%(3)%(1)%0%(2)%(9)%(6)%(2)%(0)%(4)% (6)(3)01(1)(9)(5)(1) 1(3) (6)(2)12(1)(9)(4)(1) 1(2) (5)(1)12(0)(9)(4)(0) 2(2) (4)(1)230(9)(3)13(1) Breakeven Coverage² Midstream P.F. DPU / Share Acc. (Dil.)¹ Midstream P.F. DCF / Unit Acc. (Dil.) Midstream Perspective 88%52%39%26%44%47%31%25%20%27% 86513825434429241926 84493624424228231825 83483523404027221624 81473421393826201522 Midstream Tax on Gain Federal $ 1.96 2.07 2.18 2.29 2.40 +State $ 2.40 2.54 2.67 2.81 2.95 GP P.F. DPS / Share Acc. (Dil.)¹ GP P.F. DCF / Share Acc. (Dil.) GP Perspective

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary Financial Impact All In Exchange Ratios | $3 / Unit Cash Pool | All-Equity Election Unitholder Perspective 2019 2020 2021 2022 Total 2019 2020 2021 2022 Total 1.700 x 1.725 1.750 1.775 1.800 2019 2020 2021 2022 Total 2019 2020 2021 2022 Total 2019 2020 2021 2022 1.700 x 1.28 x 1.22 x 1.20 x 1.16 x 1.725 1.29 1.22 1.21 1.17 1.750 1.30 1.23 1.21 1.17 1.30 1.23 1.22 1.18 1.775 1.800 1.31 1.24 1.23 1.18 Source: Arkose Projections, Arkose Merger Model, and Bloomberg market data as of 16-Aug-2018 1 DPS accretion (dilution) based on constant coverage in ’20-22 and Midstream unitholders kept whole on an all-in exchange ratio basis in ’19 2 Breakeven coverage calculated as the coverage ratio required to keep Midstream unitholders’ cash distributions whole on an all-in exchange ratio basis. 13 Status Quo Coverage1.31 x1.17 x1.11 x1.05 x 3%7%10%11%8%0%4%8%10%7% 3710119059117 4811129059117 481113100610128 591213100610138 Breakeven Coverage² Midstream P.F. DPU / Share Acc. (Dil.)¹ Midstream P.F. DCF / Unit Acc. (Dil.) Midstream Perspective 88%52%39%26%44%47%31%25%20%27% 86513825434429241926 84493624424228231825 83483523404027221624 81473421393826201522 Midstream Tax on Gain Federal $ 1.96 2.07 2.18 2.29 2.40 +State $ 2.40 2.54 2.67 2.81 2.95 GP P.F. DPS / Share Acc. (Dil.)¹ GP P.F. DCF / Share Acc. (Dil.) GP Perspective

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Potential Discussion Points for Midstream Proposal – To Be Discussed

INVESTMENT BANKING DIVISION

Primary Objectives

- Need to reach agreement expeditiously or move on
- Merger consideration
  - Aggregate exchange ratio
  - Implied mixed consideration
- AR governance proposal
- Series B vesting
- Value of governance enhancements to protect unitholders/shareholders

Main Observations About Proposal

- Near-term value of $[32] - $[33] per unit in New AMGP
  - Not a "short-change" of the individual unitholder
  - Not a "back-door" distribution cut scenario
  - Greater upside for AM in New AMGP versus status quo
- Large cash pool as you've requested
  - Majority of AM unitholders will look at this on a pre-tax basis
  - Still, conceded large cash pool
    - Public: Covers hypothetical cash taxes for average unitholder
    - AR: Minimum of $3/unit and potentially much more
- Equitable split of accretion
  - AM unitholder receiving mixed consideration essentially whole over 4-year period on DCF – exclusive of cash consideration

Prior Areas of "Push-Back"

- Equitable accretion
- Appropriate premium
- Acceptable status quo
- Desire for something compelling and worth-doing

14

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix A: Additional Reference Materials

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Implied Premiums and Illustrative Ownership Impact at Various Exchange Ratios

INVESTMENT BANKING DIVISION

			Last Close	30 Trading Day VWAP	Illustrative All Equity Exchange Ratio Range							
Illustrative Exchange Ratios (Midstream / GP)			1.62 x	1.66 x	1.700 x	1.725 x	1.750 x	1.775 x	1.800 x	1.825 x	1.850 x	1.865 x
Shares Issued for Midstream[1]			304	312	320	325	329	334	339	343	348	351
(+) Series B Conversion			19	19	19	19	19	19	19	19	19	19
(+) GP Shares Outstanding			186	186	186	186	186	186	186	186	186	186
Total Shares Outstanding			509	516	525	529	534	539	543	548	553	556
	Metrics											
Current	Midstream	GP	Implied Premia									
Last Close	$ 30.28	$ 18.72	0 %	2 %	5 %	7 %	8 %	10 %	11 %	13 %	14 %	15 %
30-Trading Day VWAP	31.59	19.06	(2)	0	3	4	6	7	9	10	12	13
Midstream VWAP / GP Closing Pric	31.59	18.72	(4)	(2)	1	2	4	5	7	8	10	11
At 26-Jan-2018 (1 Trading Day Prior to Strategic Review)												
Last Close	$ 33.13	$ 22.02	8 %	10 %	13 %	15 %	16 %	18 %	20 %	21 %	23 %	24 %
30-Trading Day VWAP	30.23	19.93	7	9	12	14	15	17	19	20	22	23
Midstream VWAP / GP Closing Pric	30.23	22.02	18	21	24	26	27	29	31	33	35	36
Pro Forma Ownership - All Equity												
Midstream			59.8 %	60.4 %	61.0 %	61.3 %	61.7 %	62.0 %	62.3 %	62.6 %	63.0 %	63.2 %
Series B			3.6	3.6	3.5	3.5	3.5	3.4	3.4	3.4	3.3	3.3
GP			36.6	36.1	35.5	35.2	34.9	34.6	34.3	34.0	33.7	33.5

Source: Arkose Midstream and GP 2017 10-Ks and Bloomberg market data as of 16-Aug-2018
Note: Some values not shaded due to rounding.
[1] Includes ~1mm units under Midstream's LTIP and ~187mm common units outstanding.

Additional Reference Materials 16

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY YTD Stock Price Performance Arkose Absolute Price and AMZ Indexed Prices | Indexed Based on GP Peak (26-Jan-2018) and Day Prior to Special Committee Formation (23-Feb-2018) Midstream GP $ 36.00 $ 24.00 $ 34.00 $ 22.00 $ 32.00 $ 31.06 $ 20.64 $ 30.28 $ 30.00 $ 20.00 $ 28.00 $ 18.72 $ 18.00 $ 26.00 $ 24.00 $ 16.00 $ 22.00 $ 20.00 $ 14.00 Jan-2018 Mar-2018 May-2018 Aug-2018 Jan-2018 Mar-2018 May-2018 Aug-2018 Absolute Price AMZ Indexed (26-Jan) Source: Bloomberg market data as of 16-Aug-2018 1 Based on weekly % change over the past two years. GP beta unavailable due to limited trading history. 17 Additional Reference Materials Historical Midstream Beta to AMZ:1 1.15

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Historical Midstream and GP Market Cap Based on 5-Trading Day VWAP & AMZ Index | Status Quo Series B Conversion Mechanics | Since 1-Jun-2018 Midstream Market cap $ 7,000 $ 6,500 $ 6,000 $ 5,970 $ 5,804 $ 5,500 $ 5,000 $ 4,500 $ 4,000 Jun-17 Aug-17 Oct-17 Dec-17 Mar-18 May-18 Aug-18 GP Market Cap $ 4,500 $ 4,000 $ 3,893 $ 3,622 $ 3,500 $ 3,000 $ 2,500 Jun-17 Aug-17 Oct-17 Dec-17 Mar-18 AMZ Indexed (26-Jan) May-18 Aug-18 Absolute Price Source: Bloomberg market data as of 16-Aug-2018 Additional Reference Materials 18

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Determining Arkose's Overall Status Quo Yield

($ in millions, except per share / unit data)

Calculation of Combined Equity Value

	Current Close	AMZ Indexed From 26-Jan
Basic Midstream Units	187	
(+) Midstream LTIP	1	
Midstream Diluted Unit Count	188	
(x) Midstream Unit Price	$ 30.28	$ 31.06
Midstream Diluted Equity Value	$ 5,696	$ 5,842
Current Premium (Discount) to Index		(3)%
GP Shares	186	186
(+) Series B Converted Shares[1]	4.8	5.3
GP Diluted Share Count	191	191
(x) GP Share Price	$ 18.72	$ 20.64
GP Diluted Equity Value	$ 3,576	$ 3,953
Current Premium (Discount) to Index		(10)%
Arkose GP Diluted Equity Value	$ 9,272	$ 9,795
Current Premium (Discount) to Index		(5)%

Calculation of Yield

	Based on Current Prices 2019	Based on Current Prices 2020	Based on 26-Jan Index 2019	Based on 26-Jan Index 2020
Midstream LP DPU	$ 2.21	$ 2.85		
(/) Midstream Unit Price	30.28	30.28	31.06	31.06
Implied Yield	7.3 %	9.4 %	7.1 %	9.2 %
GP DPS	$ 0.89	$ 1.34		
(/) GP Share Price	18.72	18.72	20.64	20.64
Implied Yield	4.7 %	7.2 %	4.3 %	6.5 %
Distributable Cash Flow[2]	$ 795	$ 950		
Distributed Cash[3]	591	802		
Implied Equity Value / Total DCF	11.7 x	9.8 x	12.3 x	10.3 x
Implied Distribution Yield	6.4 %	8.7 %	6.0 %	8.2 %

Source: Arkose Projections and Bloomberg market data as of 16-Aug-2018
Note: Share counts based on 2Q2018 Midstream and GP 10-Qs.
[1] Current Close based on 20-day VWAP; Indexed Series B values based on GP status quo market cap and status quo Series B conversion.
[2] Based on total DCF at Midstream, excluding taxes at GP.
[3] Based on distributions to LPs at Midstream, distributions to Series B unitholders, and dividends to GP shareholders.

Additional Reference Materials 19

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Arkose GP Discounted Dividends Analysis Pro Forma GP | 1.7000 x All-Exh. Ratio (1.5397 x Equity + $3.00 / Unit Cash) ($ in millions, except per share data) Assumptions Illustrative Discounted Cash Flow Pro Forma DDM 2H18 2019 2020 2021 2022 Terminal Implied value as of 6/30/2018 Dividends Received Perpetuity Growth Rate Implied Terminal Value Implied NTM Yield at Y.E. 2022 $ 0.54 $ 1.30 $ 1.75 $ 2.18 $ 2.66 $ 2.14 2.0% $ 31.22 6.7 % Discounted using mid-year convention Total Cash Flows $ 0.54 $ 1.30 $ 1.75 $ 2.18 $ 2.66 $ 31.22 Perpetuity growth rate of 2.0% Present Value of Cash Flows $0.52 $1.19 $1.47 $1.68 $1.88 $22.12 Ke of 9.0% Ann. Avg. Pro Forma Tax Attributes 2023 2024 2025 2026 2027 2028-2032 Distribution policy set so that Midstream unitholders do not incur dilution in 2018 or 2019, then based on constant coverage thereafter Step Up Depreciation (x) Tax Rate Cash Tax Savings $551 25% 140 $507 25% 128 $464 25% 117 $452 25% 115 $442 25% 112 $379 25% $ 96 Present Value of Cash Tax Savings $ 91 $ 77 $ 64 $ 57 $ 52 $ 35 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 8.0% 8.5% 9.0% 9.5% 10.0 % Source: Arkose Projections and Bloomberg market data as of 16-Aug-2018 1 2022E PF DPS includes partial tax shield; terminal DPS calculated based on assumed 20% effective cash tax rate per management’s guidance. Additional Reference Materials 20 6.3%5.8%5.3%4.8% 6.76.25.85.3 7.26.76.25.7 7.67.26.76.2 8.17.67.26.7 $ 32.63$ 34.81$ 37.38$ 40.48 30.3332.1734.3236.87 28.3329.9131.7333.85 26.5827.9429.5031.29 25.0426.2227.5629.10 Cost of Equity Implied Terminal Yield Perpetuity Growth Rate Implied Per Share Value of Pro Forma GP + Tax Synergies $29.91 Total PV of Cash Tax Savings $ 513 Value Per Pro Forma Share $1.04 Implied Per Share Value of Pro Forma GP $ 28.87

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Present Value of Future Share Price - Pro Forma

1.7000 x All-Exh. Ratio (1.5397 x Equity + $3.00 / Unit Cash) | ($ in per share amounts)

Pro forma yield based on blended 2019 and 2020 Midstream and GP status quo yields

Pro Forma	2H18	2019	2020	2021	2022
Cash Flows to Equity					
Dividend Per Share	$ 0.54	$ 1.30	$ 1.75	$ 2.18	$ 2.66
Discount Period for Dividend Received[1]	0.25	1.00	2.00	3.00	
Illustrative Cost of Equity	9%				
Discount Factor	0.98	0.92	0.84	0.77	
Present Value of Dividend Received	$0.52	$1.19	$1.47	$1.68	
Present Value of Future Share Price at Year End					
NTM Dividend Per Share at Year End		$ 1.75	$ 2.18	$ 2.66	
Illustrative NTM Dividend Yield		7.0%			
Implied Year End Share Price		$24.96	$31.09	$37.99	
Discount Period for Share Price[1]		1.5	2.5	3.5	
Discount Factor		0.88	0.81	0.74	
PV of Future Share Price		$21.94	$25.07	$28.10	
(+) PV of Cumulative Dividends Received		1.72	3.19	4.87	
PV of Future Share Price and Dividends		$23.65	$28.25	$32.96	

NTM Dividend Yield	Pro Forma Implied Value at Various Yields 2019	2020	2021	NTM Dividend Yield	Status Quo Implied Value at Various Yields 2019	2020	2021
6.5 %	$ 25.34	$ 30.18	$ 35.13	6.0 %	$ 20.72	$ 25.63	$ 30.96
7.0 %	23.65	28.25	32.96	6.5 %	19.21	23.83	28.85
7.5 %	22.19	26.58	31.09	7.0 %	17.92	22.29	27.05

Source: Arkose Management, Bloomberg market data as of 16-Aug-2018

[1] Distributions discounted according to the mid-period convention; all values discounted to 30-Jun-2018.

Additional Reference Materials 21

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Arkose GP Discounted Dividends Analysis Status Quo GP | ($ in millions, except per share data) Assumptions Illustrative Discounted Cash Flow Status Quo DDM 2H18 2019 2020 2021 2022 Terminal Implied value as of 6/30/2018 Dividends Received Perpetuity Growth Rate Implied Terminal Value Implied NTM Yield at Y.E. 2022 Total Cash Flows $ 0.31 $ 0.89 $ 1.34 $ 1.74 $ 2.22 $ 2.22 2.0% $ 32.36 6.7% $ 32.36 Discounted using mid-year convention $ 0.31 $ 0.89 $ 1.34 $ 1.74 $ 2.22 Present Value of Cash Flows $0.30 $0.81 $1.13 $1.34 $1.57 $22.92 Perpetuity growth rate of 2.0% Ke of 9.0% 1.50% 2.00% 2.50% 3.00% 1.50% 2.00% 2.50% 3.00% 8.0% 8.5% 9.0% 9.5% 10.0% Source: Arkose Projections and Bloomberg market data as of 16-Aug-2018 Additional Reference Materials 22 6.3% 5.8% 5.3% 4.8% 6.7 6.2 5.8 5.3 7.2 6.7 6.2 5.7 7.6 7.2 6.7 6.2 8.1 7.6 7.2 6.7 $ 30.77 $ 33.03 $ 35.70 $ 38.91 28.45 30.37 32.59 35.23 26.45 28.08 29.97 32.16 24.69 26.10 27.71 29.57 23.15 24.38 25.77 27.35 Cost of Equity Implied Terminal Yield Perpetuity Growth Rate Implied Per Share Value of Pro Forma GP $ 28.08

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Present Value of Future Share Price - Status Quo ($ in per share amounts) Pro Forma 2H18 2019 2020 2021 2022 Cash Flows to Equity Dividend Per Share Discount Period for Dividend Received¹ Illustrative Cost of Equity Discount Factor $ 0.31 0.25 9.0% 0.98 $ 0.89 1.00 $ 1.34 2.00 $ 1.74 3.00 $ 2.22 0.92 0.84 0.77 Present Value of Future Share Price at Year End NTM Dividend Per Share at Year End Illustrative NTM Dividend Yield Implied Year End Share Price Discount Period for Share Price¹ Discount Factor $ 1.34 6.5% $20.60 1.5 0.88 $ 1.74 $ 2.22 $26.78 2.5 0.81 $34.16 3.5 0.74 (+) PV of Cumulative Dividends Received 1.11 2.24 3.58 2019 2020 2021 6.0% 6.5% 7.0 % Source: Arkose Management, Bloomberg market data as of 16-Aug-2018 1 Distributions discounted according to the mid-period convention; all values discounted to 30-Jun-2018. 23 Additional Reference Materials $ 20.72 $ 25.63 $ 30.96 19.21 23.83 28.85 17.92 22.29 27.05 NTM Dividend Yield PV of Future Share Price and Dividends $19.21 $23.83 $28.85 PV of Future Share Price $18.10 $21.59 $25.27 Present Value of Dividend Received $0.30 $0.81 $1.13 $1.34 Pro forma yield based on blended 2019 and 2020 Midstream and GP status quo yields